Exhibit 1.1

EXECUTION VERSION

RAM HOLDINGS LTD.

4,649,721 Common Shares

UNDERWRITING AGREEMENT

dated June 13, 2007

Banc of America Securities LLC

EXECUTION VERSION

UNDERWRITING AGREEMENT

June 13, 2007

BANC OF AMERICA SECURITIES LLC
KEEFE, BRUYETTE & WOODS, INC.
FOX-PITT, KELTON INCORPORATED
PIPER JAFFRAY & CO.

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

      Introductory. The shareholders of RAM Holdings Ltd., a Bermuda exempted company (the “Company), named in Schedule B (collectively, the “Selling Shareholders”) severally propose to sell to the underwriters named in Schedule A (the “Underwriters”) an aggregate of 4,649,721 common shares (the “Firm Shares”), par value $0.10 per share (the “Common Shares”), of the Company. In addition, the Selling Shareholders have severally granted the Underwriters an option to purchase up to an additional 697,458 Common Shares (the “Optional Shares”), as provided in Section 2, with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule B. Banc of America Securities LLC has agreed to act as the representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale (the “Offering”) of the Common Shares.

      The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

      SECTION 1. Representations and Warranties of the Company.

      A. The Company hereby represents, warrants and covenants to each Underwriter as follows:

     (a) Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-143307), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time of effectiveness under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the

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“Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus supplement to the Base Prospectus that describes the Common Shares and the offering thereof and is used prior to filing of the Prospectus (defined below) is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement, together with the Base Prospectus, relating to the Common Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. At the time of filing the Registration Statement (and any amendments thereto) and at the date hereof, the Company was, and as of the Closing Date the Company is, eligible to use Form S-3.

     (b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. To its knowledge, the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission.

      Each Preliminary Prospectus, the Prospectus and each prospectus wrapper prepared in connection therewith when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied with and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, the First Closing Date (as defined herein) and at any Second Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company in writing by the Representative

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expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8 hereof or (ii) any Selling Shareholder and furnished in writing by or on behalf of such Selling Shareholder expressly for use therein.

      The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, whether such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (c) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, which includes the Base Prospectus and the preliminary prospectus supplement, as most recently amended or supplemented, if any, identified in Schedule C hereto, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, and (iii) Schedule D hereto indicating the number of Shares being sold and the price at which the Common Shares will be sold to the public. As of 8:15 a.m. (Eastern Time) on the date following the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein or by or on behalf of any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (d) Company Not Ineligible Issuer. (i) At the time of filing of the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, a Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, a Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will

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promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein or by or on behalf of any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (f) Accuracy of Statements in Prospectus. The statements in each of the Disclosure Package and the Prospectus under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, “Legal Proceedings”, “Business—Regulation in Bermuda”, “Business—Regulation Outside Bermuda” and “Description of Share Capital” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or included in Schedule C hereto or the Registration Statement.

     (h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (i) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Selling Shareholders have been duly authorized and validly issued, and are fully paid and nonassessable.

     (j) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the Offering contemplated by this Agreement, other than the Selling Shareholders with respect to the Common Shares included in the Registration Statement, except for such rights as have been duly waived.

     (k) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, the Registration Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package, the Registration Statement or the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiary, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and

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(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or its subsidiary on any class of share capital or repurchase or redemption by the Company or its subsidiary of any class of share capital.

     (l) Independent Accountants. PricewaterhouseCoopers (Bermuda), who have audited certain financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated by reference into the Registration Statement and the Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

     (m) Preparation of the Financial Statements. The financial statements filed with the Commission and incorporated by reference in the Registration Statement and in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and supporting schedules comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in each of the Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Summary Financial Information” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated in the Registration Statement.

     (n) Incorporation and Good Standing of the Company and RAM Re. Each of the Company and its subsidiary, RAM Reinsurance Company, Ltd. (“RAM Re”), has been duly organized and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and RAM Re is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The only subsidiary of the Company is RAM Re. All of the issued and outstanding common shares of RAM Re are held by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. All of the issued and outstanding common shares of RAM Re have been duly authorized and validly issued, and are fully paid and nonassessable.

     (o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the consolidated balance sheet of the

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Company as of March 31, 2007 included in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 incorporated by reference in the Registration Statement (except for 3,642 Common Shares that had been issued as of May 31, 2007 in connection with the vesting of restricted share unites and other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or vesting of restricted share units described in the Disclosure Package and the Prospectus, as the case may be). The share capital of the Company (including the Common Shares) conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus. All of the issued and outstanding Common Shares (including the Common Shares owned by the Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with Bermudan, U.S. federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or its subsidiary other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

     (p) Listing. The Common Shares have been approved for quotation on the Nasdaq Global Market under the symbol “RAMR”.

     (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor its subsidiary is (i) in violation of its memorandum of association or bye-laws or is in default therewith (or, with the giving of notice or lapse of time, would be in default) (“Default”) (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiary is a party or by which either of them may be bound, or to which any of the property or assets of the Company or its subsidiary is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of their respective properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum of association or bye-laws of the Company or its subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or

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encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation, judgment, order or administrative or court decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or their respective properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, without limitation, any insurance regulatory agency or body), is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, as may be required under applicable state securities or blue sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the distribution of shares by or for the account of the Underwriters and from the National Association of Securities Dealers Inc. (the “NASD”), and (B) such as have been obtained from the Bermuda Monetary Authority and are in full force and effect as described in the Prospectus. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiary.

     (r) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or its subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or its subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or its subsidiary exists or, to the best of the Company’s knowledge, is threatened or imminent.

     (s) Intellectual Property Rights. The Company and its subsidiary own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed in each of the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Except as set forth in the Disclosure Package and the Prospectus, (a) neither the Company nor its subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change; (b) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects; and (c) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company.

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     (t) All Necessary Permits, etc. The Company and its subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (including, without limitation, any insurance regulatory agencies or bodies), necessary to conduct their respective businesses except where the failure to hold such permit or obtain such authorization would not result in a Material Adverse Change, and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

     (u) Title to Properties. Each of the Company and its subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1.A.(m) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, and personal property held under lease by the Company or its subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property or personal property by the Company or its subsidiary.

     (v) Tax Law Compliance. The Company and its subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings except to the extent that the failure to so file or pay would not reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1.A.(m) above in respect of all federal, state local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or its subsidiary has not been finally determined.

     (w) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not an “investment company” within the meaning of the Investment Company Act.

     (x) Insurance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Company and its subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or its subsidiary or their respective businesses, assts, employees, officers and directors are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiary under any such

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policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor its subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or its subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Change. Neither of the Company nor its subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

     (y) No Restrictions on Dividends. The subsidiary of the Company is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

     (z) No Price Stabilization or Manipulation. Neither the Company nor, to the best of its knowledge, any affiliate of the Company have taken nor will the Company or any affiliate take and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

     (aa) Related Person Transactions. There are no business relationships or related person transactions involving the Company or its subsidiary or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

     (bb) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiary, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which periodic reports are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     (cc) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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     (dd) Compliance with Money Laundering Laws. The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable money laundering statutes of all jurisdictions in which the Company or its subsidiary operate (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (ee) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ff) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Change on the Company; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Change on the Company. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could result in a Material Adverse Change; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could result in a Material Adverse Change. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

     (gg) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

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     (hh) Reinsurance Treaties and Arrangements. All reinsurance treaties, facultative agreements and other arrangements to which RAM Re is a party are in full force and effect and neither the Company nor RAM Re is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such violation or default would not result in, individually or in the aggregate, a Material Adverse Change. Other than as disclosed in the Prospectus with respect to annual termination notices, neither the Company nor RAM Re has received notice from any of the parties to such treaties, contracts or agreements that such other party intends not to perform in any material respect such treaty, contract or agreement.

     (ii) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

     (jj) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

     (kk) Insurance Laws. Each of the Company and its subsidiary has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the “Insurance Laws”), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes could not, individually or in the aggregate, result in a Material Adverse Change. Each of the Company and its subsidiary maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records could not result in a Material Adverse Change. Each of the Company and its subsidiary has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective business as described in the Prospectus except where the failure to have such authorizations, approvals, orders, consents, certificates, permits registrations or qualifications could not, individually or in the aggregate, result in a Material Adverse Change. The Company and its subsidiary have not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification must be obtained by the Company or its subsidiary in any case where it could be reasonably expected that (x) the Company or its subsidiary would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business could result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or its subsidiary has issued any order or decree impairing,

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restricting or prohibiting (i) the payment of dividends by the subsidiary to its parent, or (ii) the continuation of the business of the Company or the subsidiary in all material respects as presently conducted.

     (ll) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and its subsidiary are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

     (mm) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are presently in effect and which the Company is presently required to comply, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company during the Prospectus Delivery Period (as defined below).

     (nn) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

     (oo) Officer’s Certificates. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

      The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to the Selling Shareholders and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

     B. Representations and Warranties of the Selling Shareholders. The Selling Shareholders, severally and not jointly, represent, warrant and covenant to each Underwriter as follows:

     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

     (b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Shareholder and The Bank of New York, as custodian (the “Custodian”), relating to the deposit of the Common Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Disclosure Package or the Prospectus (the “Power of Attorney”), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and

EXECUTION VERSION

binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (c) Obligations of the Selling Shareholders. The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Common Shares hereunder, certificates representing the Common Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     (d) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Shareholder is the record and beneficial owner of the Common Shares to be sold by such Selling Shareholder, free and clear of all liens, encumbrances, equities or claims and has duly endorsed such Common Shares in blank and upon sale and delivery of, and payment for, such Common Shares as provided herein, the Underwriters will acquire the interest of such Selling Shareholder in such Common Shares and will acquire the Common Shares, free and clear of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of New York). Such Selling Shareholder has the legal right and power, and all authorizations and approvals required by law and under its charter or bye-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

     (e) Delivery of the Common Shares to be Sold. Delivery of the Common Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

     (f) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Shareholder of, and the performance by such Selling

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Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or bye-laws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder or any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder, except such consents which have been duly obtained or given. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

     (g) No Registration or Other Similar Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

     (h) No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

     (i) Disclosure Made by Such Selling Shareholder in the Prospectus. All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Prospectus or any free writing prospectus as defined in Rule 405 of the Securities Act (“Free Writing Prospectus”) or any Issuer Free Writing Prospectus, or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, is, as of the Applicable Time, and on the First Closing Date and any Second Closing Date will be, true, correct and complete in all material respects, and as of the Applicable Time does not, and on the First Closing Date and any Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, such Selling Shareholder confirms as accurate the number of Common Shares set forth opposite such Selling Shareholder’s name in each of the Preliminary Prospectus and the Prospectus under the caption “Selling Shareholders” (both prior to and after giving effect to the sale of the Common Shares).

     (j) No Price Stabilization or Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

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     (k) No Inside Information. Such Selling Shareholder is not prompted to sell the Common Shares by any information concerning the Company which is not set forth in the Registration Statement and the Disclosure Package.

     (l) No Free Writing Prospectuses. Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, or any Issuer Free Writing Prospectus and represents that it has not distributed any written materials in connection with the offer or sale of the Common Shares.

     (m) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Shareholders will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (n) No Association with NASD. Other than as disclosed in writing to the Representative and in the Prospectus, neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the Bye-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

     Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to the Selling Shareholders and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

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      SECTION 2. Purchase, Sale and Delivery of the Common Shares.

     (a) The Firm Common Shares. The Selling Shareholders agree to sell to the several Underwriters 4,649,721 Firm Common Shares, upon the terms set forth herein, with each Selling Shareholder selling the number of Firm Common Shares set forth opposite such Selling Shareholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Selling Shareholders shall be $14.8025 per share.

     (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on June 19, 2007, or such other time and date as agreed between the Representative and the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Shareholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

     (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 697,458 Optional Common Shares from the Selling Shareholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares upon the terms set forth herein, with each such identified Selling Shareholder selling up to the number of Optional Common Shares set forth opposite such Selling Shareholder’s name on Schedule B. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company and the Selling Shareholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, and each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such

EXECUTION VERSION

adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) each Selling Shareholder agrees severally and not jointly to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Shareholder.

     (d) Public Offering of the Common Shares. The Representative hereby advises the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

     (e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Selling Shareholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

     It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. The Representative, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     Each Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

     (f) Delivery of the Common Shares. The Selling Shareholders shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Each Selling Shareholder shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations

EXECUTION VERSION

as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

      SECTION 3. Additional Covenants of the Company.

     A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

     (a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.

     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its reasonable best efforts to have such registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act including with respect to the timely filing of documents thereunder, and will use its

EXECUTION VERSION

reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

     (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act in the manner and within the time periods required by the Exchange Act.

     (d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which in the reasonable judgment of the Company or the reasonable opinion of the Representative the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary in the reasonable judgment of the Company or the reasonable opinion of the Representative to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 3(A)(a) and 3(A)(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with the Securities Act and the rules and regulations thereunder.

     (e) Permitted Free Writing Prospectuses. Other than as identified in Schedule C hereto, the Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Common Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat,

EXECUTION VERSION

as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any document incorporated or deemed to be incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.

     (g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the most recently amended or supplemented Preliminary Prospectus immediately prior to the Applicable Time, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.

     (h) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, insurance securities laws, or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

     (j) Earnings Statement. The Company agrees with each of the Underwriters to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

     (k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with The Nasdaq Global Market all reports and documents required to be filed in accordance with the rules of The Nasdaq Global Market.

EXECUTION VERSION

     (l) Listing. The Company will use its best efforts to list for quotation the Common Shares being sold by the Selling Shareholders on the Nasdaq Global Market.

     (m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act, other than one or more registration statements on Form S-8, in respect of, any Common Shares, options or warrants to acquire the Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue its Common Shares, restricted share units or options to purchase its Common Shares, or Common Shares upon exercise of options or vesting of restricted share units, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, only if any such option or restricted share unit issued by the Company does not vest during the 90-day period (other than accelerated vesting in accordance with the terms of forms of award agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006). Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this section 3(A)(m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (n) Future Reports to the Representative. During the period of three years hereafter the Company will furnish to the extent such information is not available on the Commission’s website or the Company’s website or make electronically available to the Representative at Banc of America Securities LLC, 9 West 57th Street, New York, NY 10022, Attention: Legal Department (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     (o) No Manipulation of Price. The Company will not take, directly or indirectly, prior to completion of the distribution of the common shares, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

EXECUTION VERSION

     (p) Existing Lock-Up Agreements. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

     B. Covenants of the Selling Shareholders. Each Selling Shareholder further covenants and agrees with each Underwriter:

     (a) Agreement Not to Offer or Sell Additional Securities. Such Selling Shareholder will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus, other than as expressly provided pursuant to the lock-up agreement attached hereto as Exhibit D. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (b) Delivery of Forms W-8 and W-9. To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

     (c) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Shareholder will advise the Representative promptly, and if requested by the Representative, will confirm such advice in writing, of any change in information in the Registration Statement, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Shareholder or any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Shareholder.

     (d) No Free Writing Prospectuses. Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus or Issuer Free Writing Prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Securities.

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     The Representative, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, the Representative agrees not to consent to any action proposed to be taken by the Company, any Selling Shareholder or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Shareholder or any such other security holder with the provisions of, Section 3A(m) or 3B(a) above or any lockup agreement delivered pursuant to Section 5(l) below without giving each of the other Underwriters at least 17 days prior notice (or such shorter notice as each of the other Underwriters may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

     SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Shareholders’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, the Selling Shareholders’ counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees (such attorneys’ fees not to exceed $10,000) and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel (such fees and expenses of counsel not to exceed $35,000) for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on The Nasdaq Global Market (ix) all the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and the Company’s proportional share of the cost of aircraft and other transportation chartered in connection with the road show, (x) other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement; provided, however, that the Underwriters shall reimburse the Company for up to an aggregate of $50,000 of its reasonably documented offering expenses.

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Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

     The Selling Shareholders further agree with each Underwriter, jointly and severally, to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein or in the Shareholders Agreement, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholders, (ii) fees and expenses of the Custodian and (iii) expenses, and stamp duties, capital duties and stock transfer taxes, if any, incident to the sale and delivery of the Common Shares to be sold by such Selling Shareholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

     This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

     SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Sections 1(A) and 1(B) hereof, respectively, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the First Closing Date or the Second Closing Date, as applicable, as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers (Bermuda), independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional six conformed copies of such accountants’ letter for each of the several Underwriters).

     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (includingthe information required by Rule 430A under the Securities Act, if applicable) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, if applicable, and such post- effective amendment shall have become effective;

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(ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the First Closing Date or the Second Closing Date, as applicable:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Common Shares as contemplated by the Registration Statement and the Prospectus; and

(iii) occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or the financial strength rating of RAM Re by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (d) Opinion of Bermuda Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Conyers, Dill & Pearman, Bermuda counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 (and the Representative shall have received an additional six conformed copies of such counsel’s legal opinion for each of the several Underwriters).

     (e) Opinion of New York Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Clifford Chance US LLP, New York counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-2 (and the Representative shall have received an additional six conformed copies of such counsel’s legal opinion for each of the several Underwriters).

     (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of

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Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Common Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b)(i)-(iii) and (c)(iii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (h) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representative shall have received from PricewaterhouseCoopers (Bermuda), independent registered public accounting firm for the Company, letters dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letters furnished by each of them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representative shall have received an additional six conformed copies of each such accountants’ letter for each of the several Underwriters).

     (i) Opinion of Counsel for the Selling Shareholders. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Sidley Austin LLP and other counsel for certain of the Selling Shareholders, dated as of such Closing Date, which opinions are, taken together, substantially in the form of which is attached as Exhibit B (and the Representative shall have received an additional six conformed copies of such counsel’s legal opinion for each of the several Underwriters).

     (j) Selling Shareholders’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representative shall receive a written certificate executed by the Attorney-in-Fact of each Selling Shareholder, dated as of such Closing Date, to the effect that:

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(i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, and that the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date; and

(ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

     (k) Selling Shareholders’ Documents. On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representative copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representative may reasonably request.

     (l) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Shareholders. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit D hereto from each director and officer of the Company and each beneficial owner of Common Shares listed on Schedule E, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (m) Listing of Shares. The Common Shares shall have been approved for quotation on The Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representative.

     (n) Opinion of General Counsel of the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Victoria W. Guest, General Counsel and Secretary of the Company, dated as of the such Closing Date, the form of which is attached as Exhibit C (and the Representative shall have received an additional six conformed copies of such counsel’s legal opinion for each of the several Underwriters).

     (o) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

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     SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5, Section 7, Section 10, Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

     Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 8. Indemnification.

     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any prospectus wrapper material distributed in Canada, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling

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person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in each case described in clause (i) or (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case described in clause (i) or (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and, provide further that any liabilities that each Selling Shareholder shall have under this Section 8(b) shall not exceed the gross proceeds of the Offering received by such Selling

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Shareholder. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Company and the Selling Shareholder may otherwise have.

     (c) Indemnification of the Company, its Directors and Officers and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Selling Shareholders, hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Shareholders expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements under the caption “Underwriting” in the Prospectus (A) concerning stabilization and passive market making by the Underwriters, (B) concerning concessions and reallowances and (C) under the subcaption “Stabilization.” The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice

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from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representative in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as

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incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein, which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this

EXECUTION VERSION

Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     SECTION 11. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, Inc., or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Bermudan

EXECUTION VERSION

authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Common Shares; (iv) since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 12. No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Shareholders acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Shareholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

EXECUTION VERSION

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders on the one hand and the several Underwriters on the other hand, or any of them, with respect to the subject matter hereof. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

     SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or the Company, the officers or employees of the Company, any person controlling the Company, any Selling Shareholder or any person controlling such Selling Shareholder, as the case may be or (B) acceptance of the Common Shares and payment for them hereunder and any termination of this Agreement.

     SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Facsimile: (212) 583-8567
Attention: Legal Department

with copies to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Facsimile: (646) 848-7179
Attention: Michael J. Schiavone

If to the Company:

RAM Holdings Ltd.
RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
Facsimile: (441) 296-6509
Attention: Victoria W. Guest

EXECUTION VERSION

With a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Facsimile: (212) 878-8375
Attention: Nicholas R. Williams

If to the Selling Shareholders:

The Bank of New York
Escrow Unit, 101 Barclay Street, 8W
New York, NY 10286
Facsimile: (212) 815-5875
Attention: Matthew Lewis

With a copy to:

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Facsimile: (312) 853-7036
Attention: Richard G. Clemens

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Selling Shareholders, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Common Shares from any of the several Underwriters merely because of such purchase.

     SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

EXECUTION VERSION

     SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

     (b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     SECTION 18. Failure of One or More of the Selling Shareholders to Sell and Deliver Common Shares. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Shareholders terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Shareholders. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Shareholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

EXECUTION VERSION

     SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, any Selling Shareholder or any person controlling such Selling Shareholder, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) termination of this Agreement.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Shareholders, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Common Shares from any of the several Underwriters merely because of such purchase.

EXECUTION VERSION

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

RAM HOLDINGS LTD.

By:	/s/ Vernon M. Endo
Title:

SELLING SHAREHOLDERS
Named in the attached Schedule B

By:	/s/ Vernon M. Endo
Attorney-in-fact

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, NY as of the date first above written.

BANC OF AMERICA SECURITIES LLC
KEEFE, BRUYETTE & WOODS, INC.
FOX-PITT, KELTON INCORPORATED
PIPER JAFFRAY & CO.

By: BANC OF AMERICA SECURITIES LLC

Acting as Representative of the
several Underwriters

By:	/s/ Thomas M. Morrison

EXECUTION VERSION

SCHEDULE A

Number of Firm
Common Shares
Underwriters	to be Purchased
Banc of America Securities LLC	2,324,861
Keefe, Bruyette & Woods	1,162,430
Fox-Pitt, Kelton Incorporated	581,215
Piper Jafffray & Co	581,215
Total	4,649,721

Sch. A-1

EXECUTION VERSION

SCHEDULE B

	Number of Firm	Maximum Number
	Common Shares to	of Optional Shares
Selling Shareholder	be Sold	to be Sold

Transatlantic Reinsurance Co.
80 Pine Street
New York, New York 10015	1,573,494	312,861
Greenwich Street Capital Partners II, L.P.
12 East 49th Street, Suite 3200
New York, New York 10017	1,718,773	284,806
Greenwich Fund, L.P.
12 East 49th Street, Suite 3200
New York, New York 10017	58,229	9,648
Greenwich Street Employees Fund, L.P.
12 East 49th Street, Suite 3200
New York, New York 10017	102,598	17,001
TRV Executive Fund, L.P.
12 East 49th Street, Suite 3200
New York, New York 10017	8,481	1,405
CIVC Sidecar Fund, L.P.
191 N. Wacker Drive, Suite 1100
Chicago, Illinois 60606	1,188,146	71,737

Total	4,649,721	697,458

Sch. B-1

EXECUTION VERSION

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Disclosure Package

Issuer free writing prospectus dated June 13, 2007 as filed with the Commission on June 13, 2007.

Sch. C-1

EXECUTION VERSION

SCHEDULE D

Number and Price of Common Shares

Price per share to the Public: $15.50

Number of Shares Offered by the Selling Shareholders: 4,649,721

Closing Date: June 19, 2007

Sch. D-1

EXECUTION VERSION

SCHEDULE E

List of Individuals and Entities Signing Lock-Up Agreements

The PMI Group, Inc.
High Ridge Capital Partners Limited Partnership
Conrad P. Volstad
James P. Gerry
Steven J. Tynan
Vernon M. Endo
Richard Lutenski
David K. Steel
Edward F. Bader
Victor J. Bacigalupi
David L. Boyle
Daniel C. Lukas
Steven S. Skalicky
Dirk A. Stuurop
Victoria W. Guest
Paul C. Wollmann
Allan S. Bufferd
Mark F.
Milner Laryssa Yuel

Sch. E-1

EXECUTION VERSION

EXHIBIT A-1

Form of Opinion of Bermuda counsel for the Company to be delivered pursuant to
Section 5(d) of the Underwriting Agreement.

1.

Each of the Company and RAM Re is duly incorporated and validly existing under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.

The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and each of the Company and RAM Re the necessary corporate power to own, lease and operate its properties and conduct its business as described under the caption "Business" in the Prospectus and in "Item 1. – Business" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K"). The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company or the memorandum of association or bye-laws of RAM Re, nor any applicable law, regulation, order or decree in Bermuda.

3.

The Company has taken all corporate action required to authorize its execution, delivery and performance of the Underwriting Agreement. The Underwriting Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

4.

No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Underwriting Agreement except such as have been duly obtained or filed in accordance with Bermuda law.

5.

It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

6.

There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Underwriting Agreement. The Underwriting Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement.

A-1-1

EXECUTION VERSION

7.	There is no income or other tax of Bermuda imposed by withholding or otherwise on any dividend or distribution to be made by the Company to the holders of the Common Shares.

8.

The statements contained (i) in the Prospectus under the captions, "Material Tax Considerations–Taxation of RAM Holdings and RAM Re–Bermuda," "Material Tax Considerations–Taxation of Shareholders–Bermuda Taxation," Description of Share Capital," "Enforceability of Civil Liabilities under the United States Federal Securities laws and other matters," and (ii) in the Form 10-K under the heading "Item 1.–Business– Regulation in Bermuda," "Item 1A.– Risk Factors–Risks Related to Our Company–Our ability to conduct our business may be adversely affected by Bermuda employment restrictions," "Item 1A.–Risk Factors–Risks Related to Our Status as a Bermuda Company–Risks of operating as a foreign corporation could adversely affect our ability to conduct business in the United States," "Item 1A.–Risk Factors-Risks Related to Our Status as a Bermuda Company–Bermuda insurance regulation may adversely affect our ability to write reinsurance policies," "Item 1A.–Risk Factors – Risks Related to Our Status as a Bermuda Company–Our ability to pay dividends may be limited by Bermuda law," "Item 1A.–Risk Factors–Risks Related to Our Status as a Bermuda Company–U.S. persons who own our common shares may have more difficulty in protecting their interests than if they held shares of a U.S. corporation," "Item 1A.–Risk Factors–Risks Related to Our Status as a Bermuda Company–Because we are a Bermuda Company, it may be difficult to enforce judgments against us or against our directors and executive officers," "Item 1A.–Risk Factors–Risks Related to Taxation–We may become subject to taxes in Bermuda after 2016, which may have a material adverse effect on our financial condition and operating results and on an investment in our shares," "Item 1A.–Risk Factors–Risks Related to Taxation–The impact of Bermuda’s letter of commitment to the Organization for Economic Cooperation and Development, or the OECD, to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda," Item 5.–Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities–Dividend Policy," and (iii) in "Item 15. Indemnification of Directors and Officers" of Part II of the Registration Statement, at the Applicable Time (as defined in the Underwriting Agreement) and as of the date hereof to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

9.

The choice of the Foreign Laws as the governing law of the Underwriting Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The irrevocable submission by the Company in the Underwriting Agreement to the non-exclusive jurisdiction of the New York Courts is valid and binding upon the Company.

10.

The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon the Underwriting Agreement under which a sum of money is payable (other than a sum

A-1-2

EXECUTION VERSION

of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

11.

Based solely upon a review of the Company BMA Letters and the RAM Re BMA Letters, each of the Company and RAM Re have been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such are free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends, interests, premiums or additional amounts or other distributions which may be lawfully made by the Company and RAM Re under the Companies Act 1981 and the Insurance Act).

12.	Neither the Company nor RAM Re is entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Underwriting Agreement in respect of itself or its property.

13.	Based solely upon a review of the Company Constitutional Documents and the Company Register as at • June 2007 :

(a) the authorized share capital of the Company established under its memorandum of association is US$10,000,000, divided into 90,000,000 common shares of par value US$0.10 each and 10,000,000 preference shares of par value US$0.10 each;

(b) there are issued and outstanding 27,313,397 common shares of par value US$0.10 each (including the Common Shares) and 75,000 preference shares of par value US$0.10 each of the Company, all of which are duly authorised, validly issued, fully paid and non- assessable and such shares are not subject to any statutory pre-emptive or similar statutory rights of general application under Bermuda law.

14.	Based solely upon a review of the RAM Re Constitutional Documents and the RAM Re Register as at • June 2007:

(a) the authorised share capital of RAM Re established under its memorandum of association is US$43,250,100, divided into 250,000 Class A common shares of par value US$1.00 each; 2,500,000 Class B common shares of par value US$1.00 each; 40,000,000 Class A preference shares of par value US$1.00 each; and 500.01 Class B preference shares of par value US$1,000.00 each;

(b) there are issued and outstanding 107,448 Class A common shares; 1,883,687 Class B common shares, 40,000,000 Class A preference shares (each having a par value

A-1-3

EXECUTION VERSION

of US$1.00) of RAM Re, all of which are duly authorised, validly issued, fully-paid and non-assessable;

(c) there are no issued and outstanding Class B preference shares of par value US$1,000.00 each; and

(d) the Company is the registered holder of the said issued and outstanding Class A common shares, Class B common shares and Class A preference shares of RAM Re and there are no other classes of RAM Re shares issued and outstanding.

15.

Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [insert time] on Ï June 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company or RAM Re, nor any legal or governmental proceedings pending in Bermuda to which the Company or RAM Re is subject.

16.	Based solely upon a review of the RAM Re Insurance Licence, RAM Re is duly registered in Bermuda as a class 3 insurer in accordance with the provisions of the Insurance Act.

17.

Each of the Company and RAM Re has received an assurance from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 that in the event of there being enacted in Bermuda any legislation imposing tax on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Companies or any of their operations or their shares, debentures or other obligations until March 28, 2016 (subject to the proviso expressed in such assurance as described in the Prospectus).

18.	The form of the Share Certificate complies with the requirements of Bermuda law.

19.

The Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the entry into, execution, delivery, performance and/or enforcement of the Underwriting Agreement. It is not necessary under the laws of Bermuda that any of the Underwriters be authorized, licensed or qualified to carry on business in Bermuda for the purposes of the entry into, execution, delivery, performance or enforcement of the Underwriting Agreement.

20.

Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at approximately [insert time] a.m. on [insert date] which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are [insert number] charges registered on the assets of the Company and [insert number] charges registered on the assets of RAM Re.

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EXECUTION VERSION

EXHIBIT A-2

Form of Opinion of New York counsel for the Company to be delivered pursuant to
Section 5(e) of the Underwriting Agreement.

The following opinion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties, and was written to support the promotion or marketing of the transaction described below. Each addressee should seek advice based on such person's particular circumstances from an independent tax advisor.

     1. Except as otherwise disclosed in the Disclosure Package, no shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising, to our knowledge, pursuant to any agreement or instrument that is filed as an exhibit to the Registration Statement.

     2. The Registration Statement has been declared effective by the Commission under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

     3. The Common Shares have been approved for quotation on The Nasdaq Global Market under the symbol “RAMR.”

     4. The statements contained (i) in the Disclosure Package and the Prospectus under the captions “Description of Share Capital—Differences in Corporate Law,” (ii) in the Company’s Definitive Proxy Statement for the 2007 Annual General Meeting of Shareholders (as filed with the Commission pursuant to Schedule 14A under the Exchange Act) under the heading “Information About Directors, Corporate Governance and Director Compensation—Transactions with Related Persons, Promoters and Certain Control Persons” and (iii) in “Item 15. Indemnification of Directors and Officers” of Part II of the Registration Statement, insofar as they purport to describe the documents referred to therein or the laws of the United States and the State of New York, or the Delaware General Corporation Law, fairly summarize in all material respects such documents or such laws.

     5. Based upon and subject to the qualifications, assumptions and limitations stated herein and in the Disclosure Package, and the Prospectus, the statements set forth in the Disclosure Package and the Prospectus under the captions “Material Tax Considerations—Taxation of RAM Holdings and RAM Re—United States,” “Material Tax Considerations—Taxation of Shareholders—United States Taxation,” insofar as such statements purport to constitute summaries of the federal income tax laws of the United States or legal conclusions with respect thereto, fairly summarize in all material respects the matters described therein.

     6. To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company is a party which are required to be disclosed in the Registration Statement, other than those disclosed therein.

     7. To our knowledge, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or

A-2-1

EXECUTION VERSION

referred to therein or filed as exhibits thereto, and the descriptions thereof in the Registration Statement fairly summarize such Existing Instruments in all material respects.

     8. No consent, approval, authorization or other order of, or registration or filing with, any U.S. federal or New York State court or other U.S. federal or New York State governmental authority or agency, is required for the Company’s execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated thereby or by the Prospectus and the Disclosure Package, except as required under the Securities Act, applicable state securities or blue sky laws, applicable insurance securities laws and from the NASD.

     9. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (a) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any instruments filed as an exhibit to the Registration Statement; or (b) to our knowledge, will not result in any violation of any U.S. federal or New York State statute, law, judgment, administrative regulation or administrative or court decree applicable to the Company or its subsidiary of any U.S. federal or New York state court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary.

     10. The Company is not an “investment company” within the meaning of the Investment Company Act.

     11. Except as disclosed in the Prospectus, to our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, other than the Selling Shareholders, except for such rights as have been duly waived.

In addition, we have reviewed the Registration Statement, the Preliminary Prospectus, the Prospectus, the documents incorporated or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and the Issuer Free Writing Prospectus set forth in Schedule A hereto, and participated in the preparation of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectus set forth in Schedule A hereto, and in conferences with certain officers and other representatives of the Company, PricewaterhouseCoopers, the independent registered public accounting firm for the Company, representatives of and counsel to the Selling Shareholders and your representatives and your counsel at which the contents of the Registration Statement, the Preliminary Prospectus, the Prospectus, the Issuer Free Writing Prospectus set forth in Schedule A hereto and related matters were discussed. Other than the Company’s Current Report on Form 8-K filed with the Commission on June 6, 2007, we have not participated in the preparation of any documents incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. On the basis of the foregoing (including our review of company records, documents or other items described above), considered in light of the experience we have gained in our practice under the United States federal securities laws, (i) we are of the opinion that the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, (excluding, in each case, documents incorporated or deemed incorporated by reference therein) complied as to form in all material respects with the requirements of the Securities Act, except that we express no opinion with respect to the financial statements or other financial data included in, incorporated or deemed incorporated by reference in or omitted from the Registration Statement or the Prospectus, and (ii) we have no reason to believe that (a) the Registration Statement, as of June [__],

A-2-2

EXECUTION VERSION

20071, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Disclosure Package, as of the Applicable Time, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except it being understood that in each case we express no belief with respect to the financial statements or other financial data included in, incorporated by reference or deemed incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Disclosure Package or any amendments or supplements thereto.

1 To be completed as the date of pricing.

A-2-3

EXECUTION VERSION

EXHIBIT B

Form of Selling Shareholder Opinion Company to be delivered pursuant to Section 5(i)
of the Underwriting Agreement.

(i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any U.S. Federal or New York State court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion) is necessary or required to be obtained by the Selling Shareholders under Applicable Law for the performance by each Selling Shareholder of its obligations under the Underwriting Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Common Shares.

(ii) The Underwriting Agreement, the Custody Agreement and the Power of Attorney has been duly authorized and executed and delivered by CIVC Sidecar Fund, L.P. (“CIVC”) in accordance with Applicable Law.

(iii) Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by each Selling Shareholder other than CIVC in accordance with the law applicable to such Selling Shareholder, the Underwriting Agreement is a valid and binding agreement of each Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(iv) The execution and delivery by CIVC of, and the performance by CIVC of its obligations under, the Underwriting Agreement and the Custody Agreement and the Power of Attorney will not contravene, result in a breach of, or constitute a default under, the charter or bye-laws, partnership agreement, trust agreement or other organizational documents, of CIVC to the extent governed by Applicable Law, or violate or contravene any provision of Applicable Law known to us applicable to CIVC.

(v) Assuming that the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by each Selling Shareholder other than CIVC in accordance with the law applicable to such Selling Shareholder, each of the Custody Agreement and Power of Attorney of such Selling Shareholder is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

EXECUTION VERSION

(vi) Assuming that each of the Underwriters acquires its interest in the Common Shares sold by each Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as adopted by the State of New York), each Underwriter, once it has purchased such Common Shares delivered to the Depository Trust Company (“DTC”) by making payment therefor, as provided in the Underwriting Agreement, and has had such Common Shares credited to the securities account or accounts of such Underwriter maintained with DTC, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Common Shares purchased by such Underwriter and such Underwriter will take such shares free and clear of any adverse claim with respect to such Common Shares.

(vii) No consent, approval, authorization or other order of, or registration or filing with, any U.S. Federal or New York State court or governmental authority or agency, known to us is required under Applicable Law for the consummation by the Selling Shareholders of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

EXECUTION VERSION

     In our capacity as counsel for the Selling Shareholders, we have participated in conferences with officers and other representatives of the Company, and, to a limited extent, with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to our attention which have caused us to believe that (i) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact relating to any of the Selling Shareholders or omitted to state a material fact relating to any of the Selling Shareholders required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) that the Prospectus, as of its date or at the date hereof, contained an untrue statement of a material fact relating to any of the Selling Shareholders or omitted to state a material fact relating to any of the Selling Shareholders necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact relating to any of the Selling Shareholders, or omitted to state any material fact relating to any of the Selling Shareholders, necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that we express no belief as to the statistical data, financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

EXECUTION VERSION

EXHIBIT C

     I participated in the preparation of the Incorporated Documents and in conferences with certain other officers and representatives of, and counsel to, the Company and PricewaterhouseCoopers, the independent registered public accounting firm for the Company, at which the contents of the Incorporated Documents and related matters were discussed.

     On the basis of the foregoing (including my review of company records, documents or other items described above), I am of the opinion that each Incorporated Document, as of its filing date with Commission, complied as to form in all material respects with the requirements of the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”), except that I express no opinion with respect to the financial statements or other financial data included in, incorporated or deemed incorporated by reference in or omitted from the Incorporated Documents.

C-1

EXECUTION VERSION

EXHIBIT D

[Date]

BANC OF AMERICA SECURITIES LLC
KEEFE, BRUYETTE & WOODS, INC.
FOX-PITT, KELTON INCORPORATED
PIPER JAFFRAY & CO.

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

Re:     RAM Holdings Ltd. (the “Company”)

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain common shares of the Company (“Common Shares”) or securities convertible into or exchangeable or exercisable for Common Shares. The Company proposes to carry out a public offering of Common Shares (the “Offering”) for which you will act as the representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC (“BAS”) (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable

EXECUTION VERSION

or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or any such spouse or immediate family member of the spouse of the undersigned living in the undersigned’s household), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus. The foregoing sentence shall not apply to (i) any Common Shares sold by the undersigned in the Offering or (ii) transactions relating to Common Shares or other securities acquired in open market transactions after completion of the Offering; Notwithstanding the foregoing: (a) if the undersigned is a partnership, the partnership may transfer any Common Shares (or any securities convertible into, exercisable for, or exchangeable for Common Shares) to a partner of such partnership; (b) if the undersigned is an individual, he or she may transfer Common Shares (or any securities convertible into, exercisable for, or exchangeable for Common Shares) by gift, will, or intestate succession to his or her immediate family, to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, to a partnership, the partners of which are exclusively the undersigned and/or a member or members of his or her immediate family and/or a charity (for purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); and (c) the undersigned may transfer any Common Shares (or any securities convertible into, exercisable for, or exchangeable for Common Shares) to an affiliate (as such term is defined in Rule 144(a) of the regulations under the Securities Act) of the undersigned; provided, however, that in any such case it shall be a condition to the transfer that (i) each transferee execute an agreement stating that the transferee is receiving and holding the Common Shares (or any securities convertible into, exercisable for, or exchangeable for Common Shares) subject to the provisions of this agreement, and there shall be no further transfer of such Common Shares (or any securities convertible into, exercisable for, or exchangeable for Common Shares) except in accordance with this agreement, (ii) that each transferee certifies in writing to the Representatives that such transferee is in compliance with the terms of this agreement as if such transferee had been bound by this agreement from the original date of this agreement and (iii) no filing by any party (transferee or transferor) under Section 16(a) of or Regulation 13D-G under the Securities Exchange Act of 1934 shall be required or shall be made voluntarily in connection with such transfer or distribution.

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Shares or securities convertible into or exchangeable or exercisable for Common Shares held by the undersigned except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, and BAS shall so notify the Company of the extension of such restrictions imposed herein.

EXECUTION VERSION

     The undersigned agrees that, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the initial 90-day restricted period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

     The undersigned also waives, for a period commencing on the date hereof through the close of trading on the date 90 days after the date of the Prospectus, any registration rights relating to registration under the Securities Act of any Common Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall automatically terminate in the event the Offering is not consummated by August 30, 2007.

[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing
as custodian, trustee, or on behalf of an entity)